EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lindsay Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-131663, No. 333-87806, and No. 333-140375) on Forms S-8 of Lindsay Corporation of our reports dated October 29, 2008, with respect to the consolidated balance sheets of Lindsay Corporation and subsidiaries (the Company) as of August 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2008, and related financial statement schedule, and our report dated October 29, 2008, with respect to the effectiveness of the Company’s internal control over financial reporting as of August 31, 2008, which reports appear in the August 31, 2008 Annual Report on Form 10-K of Lindsay Corporation.
Our report dated October 29, 2008 on the effectiveness of internal control over financial reporting as of August 31, 2008 contains an explanatory paragraph that states Lindsay Corporation acquired Watertronics, Inc. (Watertronics) during the second quarter of fiscal 2008, and management excluded this subsidiary from its assessment of the effectiveness of Lindsay Corporation’s internal control over financial reporting as of August 31, 2008. Watertronics’ internal control over financial reporting is associated with total assets of $21.9 million and total revenues of $11.7 million, included in the consolidated financial statements of the Company as of and for the year ended August 31, 2008. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Watertronics.
Our report with respect to the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective September 1, 2007 and provisions of Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), as of August 31, 2007.
Omaha, Nebraska
October 29, 2008

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